EXHIBIT 10.2
                                                                    ------------

                           CHANGE OF CONTROL AGREEMENT

     This CHANGE OF CONTROL AGREEMENT (the "Agreement") is made and entered into as of December 17, 2003 by and among WESTBANK CORPORATION, a Massachusetts corporation (the "Company"), WESTBANK, a wholly-owned subsidiary of the Company (the "Bank") and ______________ (the "Officer").


                             INTRODUCTORY STATEMENT

     The Board of Directors of the Bank has concluded that it is in the best interests of the Bank, the Company and their shareholders to establish a working environment for the Officer which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. To this end, the Bank has decided to provide the Officer with assurance that his salary and bonus will be continued for a minimum period of thirty (30) months following his termination of employment (the "Assurance Period") if his employment terminates under specified circumstances related to a business combination. The Board of Directors of the Bank has decided to formalize this assurance by entering into this Change of Control Agreement with the Officer. The Board of Directors of the Company has authorized the Company to guarantee the Bank's obligations under this Agreement.

     The terms and conditions which the Bank, the Company and the Officer have agreed to are as follows.

                                    AGREEMENT

     SECTION 1. EFFECTIVE DATE; TERM; CHANGE OF CONTROL AND PENDING CHANGE OF CONTROL DEFINED.
                 -------------------------------------------------------------

     (a) This Agreement shall take effect on the day and year first written above (the "Effective Date") and shall be in effect during the period (the "Term") beginning on the Effective Date and ending thirty (30) months after the date on which the Bank notifies the Officer of its intent to discontinue the Agreement (the "Initial Expiration Date") or, if later, thirty (30) months after the latest Change of Control or Pending Change of Control, as defined below, that occurs after the Effective Date and before the Initial Expiration Date.

     (b) For all purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Company of a transaction that would result in a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

          (iii) a complete liquidation or dissolution of the Company;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

               (A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or

               (B) individuals who first became members of the Board of Directors of the Company after the date of this Agreement either:

                    (1) upon election to serve as a member of the Board of
               Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the shareholders of the Board of
               Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

          PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors of the Company;

          (v) any event which would be described in section 1(b)(i), (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 1(b), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (c) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control; provided, however, that the Change of Control contemplated does, in fact, occur.

     SECTION 2.  DISCHARGE PRIOR TO A PENDING CHANGE OF CONTROL.
                 -----------------------------------------------

     The Bank may discharge the Officer at any time prior to the occurrence of a Pending Change of Control for any reason or for no reason. In such event:

     (a) the Bank shall pay to the Officer (or, in the event of his death, his estate) his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Officer's termination of employment; and

     (b) the Bank shall provide the benefits, if any, due to the Officer (or, in the event of his death, his estate, surviving dependents or his designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

The payments and benefits described in sections 2(a) and (b) shall be referred to in this Agreement as the "Standard Termination Entitlements."

     SECTION 3.  TERMINATION OF EMPLOYMENT DUE TO DEATH.
                 ---------------------------------------

     The Officer's employment with the Bank shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Officer's death. In such event, the Bank shall pay and deliver to his estate and surviving dependents and beneficiaries, as applicable, the Standard Termination Entitlements.

     SECTION 4.  TERMINATION DUE TO DISABILITY.
                 ------------------------------

     The Bank may terminate the Officer's employment during the Term and after the occurrence of a Change of Control or a Pending Change of Control upon a determination, by a majority vote of the members of the Board of Directors of the Bank, acting in reliance on the written advice of a medical professional acceptable to it, that the Officer is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Officer from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Officer from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event the Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

     A termination of employment due to disability under this section 4 shall be effected by a notice of termination given to the Officer by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer.

     SECTION 5. DISCHARGE WITH CAUSE AFTER CHANGE OF CONTROL OR PENDING CHANGE OF CONTROL.
                 --------------------------------------------------------------

     (a) The Bank may terminate the Officer's employment with "Cause" during the Term and after the occurrence of a Change of Control or Pending Change of Control, but a termination shall be deemed to have occurred with "Cause" only if such termination is due to personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any banking law, rule or regulation, conviction of a felony or final cease and desist order issued in response to conduct of the Officer determined to be substantially deleterious to the Bank or Company, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry. For purposes of section 5(a), no act or failure to act, on the part of the Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Bank and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the Bank. The cessation of employment of the Officer shall not be deemed to be for Cause within the meaning of this section 5(a) unless and until there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Officer and the Officer is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Officer is guilty of the conduct described in this section 5(a), and specifying the particulars thereof in detail.

     (b) If the Officer is discharged with Cause during the Term and after a Change of Control or Pending Change of Control, the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements only.

     SECTION 6.  DISCHARGE WITHOUT CAUSE.
                 ------------------------

     The Bank may discharge the Officer without Cause at any time after the occurrence of a Change of Control or Pending Change of Control, and in such event:

     (a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

     (b) In addition to the Standard Termination Entitlements:

          (i) During the Assurance Period, the Bank shall provide for the Officer continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions in effect immediately prior to the Officer's resignation. The coverage provided under this section 6(b)(i) will cease upon the earlier of (i) the date the Officer first becomes eligible for such benefit coverage under similar plans or programs maintained by a subsequent employer and (ii) the date the Assurance Period terminates;

          (ii) The Bank shall make a lump sum payment to the Officer (or, in the event of his death before payment, to his estate), in an amount equal to the estimated present value of the salary that Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during that portion of the employment period which is prior to the Officer's termination of employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers. Such lump sum shall be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination; and

          (iii) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                             BSP = SSP x (ABP / ASP)

     where "BSP" is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment determined in accordance with
     Section 6(b)(ii) (before the deduction of applicable federal, state and local withholding taxes); "ABP" is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Officer's termination of employment; and "ASP" is the aggregate base salary actually paid to the Officer during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Officer might otherwise have.

The payments and benefits described in section 6(b) are referred to in this Agreement as the "Additional Change of Control Entitlements".

          SECTION 7.  RESIGNATION.
                      ------------

     (a) The Officer may resign from his employment with the Bank at any time. A resignation under this section 7 shall be effected by notice of resignation given by the Officer to the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer. The Officer's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

     (b) The Officer's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs during the Term, but on or after the effective date of a Change of Control. In all other cases, a resignation by the Officer shall be deemed to be without Good Reason. In the event of resignation, the Officer shall state in his notice of resignation whether he considers his resignation to be a resignation with Good Reason. The Officer's determination of the existence of Good Reason shall be conclusive in the absence of fraud, bad faith or manifest error.

     (c) In the event of the Officer's resignation for any reason, the Bank shall pay and deliver the Standard Termination Entitlements. In the event of the Officer's resignation with Good Reason, the Bank shall also pay and deliver the Additional Termination Entitlements.

     SECTION 8. TERMS AND CONDITIONS OF THE ADDITIONAL TERMINATION ENTITLEMENTS.
                ----------------------------------------------------------------

     The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any termination of employment are not capable of accurate measurement as of the date first above written and that the

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
Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of: (a) the Officer's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or the Company or any subsidiary or affiliate of either of them; and (b) a release of the Bank and its officers, directors, shareholders, subsidiaries and affiliates, in form and substance satisfactory to the Bank, of any liability to the Officer, whether for compensation or damages, in connection with his employment with the Bank and the termination of such employment except for the Standard Termination Entitlements and the Additional Termination Entitlements.

     SECTION 9.  NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.
                 ------------------------------------------------

     The termination of the Officer's employment during the Term of this Agreement or thereafter, whether by the Bank or the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

     SECTION 10. SUCCESSORS AND ASSIGNS.
                 -----------------------

     This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred.

     SECTION 11. NOTICES.
                 --------

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

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
     If to the Officer:

     Name ________________________________

     Address _____________________________

     Address _____________________________


     If to the Company or the Bank:

     Westbank Corporation
     225 Park Avenue
     West Springfield, Massachusetts 01089-3310

     Attention:  Chairman, Compensation Committee
                 of the Board of Directors


     SECTION 12. INDEMNIFICATION FOR ATTORNEYS' FEES.
                 ------------------------------------

     The Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Officer shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 12 shall be made only after a determination by the members of the Board (other than the Officer and any other member of the Board to which the Officer is related by blood or marriage) that the Officer has acted in good faith and that such indemnification payment is in the best interests of the Bank.

     SECTION 13. TAX INDEMNIFICATION.
                 --------------------

     (a) If for any taxable year, Officer shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) Officer, it shall be the sole obligation and responsibility of the Company to pay to Officer an amount equal to X, determined under the following formula:

     X =                  E x P
          ----------------------------------
          1  [(FI x (1  SLI)) + SLI + E + M]

     where

     E = the rate at which the excise tax is assessed under section 4999 of the Code;

     P = the amount with respect to which such excise tax is assessed, determined without regard to this section 13;

     FI = the highest marginal rate of income tax applicable to the Officer under the Code for the taxable year in question;

     SLI = the sum of the highest marginal rates of income tax applicable to the Officer under all applicable state and local laws for the taxable year in question; and

     M = the highest marginal rate of Medicare tax applicable to the Officer under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Officer under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 13(a) shall be made to the Officer on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Officer.

     (b) Notwithstanding anything in this section 13 to the contrary, in the event that the Officer's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 13(a), the Officer or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 13(a), when increased by the amount of the payment made to the Officer under this section 13(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 13(b) by the Officer, equals the amount that should have properly been paid to the Officer under section 13(a). The interest paid under this section 13(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Officer under this section 13, the Officer shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

     SECTION 14. SEVERABILITY.
                 -------------

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     SECTION 15. WAIVER.
                 -------

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 16. COUNTERPARTS.
                 ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     SECTION 17. GOVERNING LAW.
                 --------------

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

     SECTION 18. HEADINGS AND CONSTRUCTION.
                 --------------------------

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     SECTION 19. ENTIRE AGREEMENT; MODIFICATIONS.
                 --------------------------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     SECTION 20. REQUIRED REGULATORY PROVISIONS.
                 -------------------------------

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

     (a) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

     (b) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice serviced under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretions, may:

          (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended, and

          (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (c) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

     (d) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1)), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

     (e) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank:

          (i) By the Commissioner of the Massachusetts Division of Banks or his designee or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); or

          (ii) By the Commissioner or his designee at the time such Commissioner or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

     SECTION 21. GUARANTY.
                 ---------

     The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment. The Company also agrees to perform the obligations required by section 13 of this Agreement.

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
     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set his hand, all as of the day and year first above written.





                                      --------------------------------
                                      OFFICER





                                      WESTBANK
Attest:


By                                    By
   -----------------------------         -----------------------------
   Name:                                 Name:
   Title:                                Title:



[Seal]




                                      WESTBANK CORPORATION
Attest:


By                                    By
   -----------------------------         -----------------------------
   Name:                                 Name:
   Title:                                Title:



[Seal]



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